UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2006

SALEM COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

ITEM 7.01 REGULATION FD DISCLOSURE

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

SIGNATURE

EXHIBIT INDEX

Exhibit 99.1

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 6, 2006, Salem Communications Corporation issued a press release regarding its results of operations for the quarter ended September 30, 2006.

ITEM 7.01     REGULATION FD DISCLOSURE

On November 6, 2006, Salem Communications Corporation issued a press release regarding its results of operations for the quarter ended September 30, 2006.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits. The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description
99.1	Press release, dated November 6, 2006, of Salem Communications Corporation regarding its results of operations for the quarter ended September 30, 2006.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION

Date: November 6, 2006	By: /s/ EVAN D. MASYR
Evan D. Masyr
Vice President - Accounting and Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated November 6, 2006, of Salem Communications Corporation regarding its results of operations for the quarter ended September 30, 2006.

EXHIBIT 99.1

SALEM COMMUNICATIONS ANNOUNCES A 9.3% INCREASE IN THIRD QUARTER 2006 TOTAL REVENUE

CAMARILLO, CA November 6, 2006 – Salem Communications Corporation (Nasdaq: SALM), a leading U.S. radio broadcaster, Internet content provider and magazine publisher targeting audiences interested in Christian and family-themed content and conservative values, today announced results for the three month and nine month periods ended September 30, 2006.

Commenting on the company’s results, Edward G. Atsinger III, president and CEO said, “The major contributors to our 9.3% increase in third quarter 2006 total revenue were our Internet and publishing businesses, whose revenue more than doubled to $5.4 million. Despite continuing weakness in the radio advertising market, we achieved net broadcasting revenue growth of 4.3%. Our News Talk stations grew net revenue by 20.1% and our Christian Teaching and Talk block programming business grew net revenue by 11.9%.  We continue to focus on integrating our proven radio platform with our newer Internet and publishing businesses, a strategy that we believe offers substantial growth opportunities.”

Third Quarter 2006 Results

For the quarter ended September 30, 2006 compared to the quarter ended September 30, 2005:

•

Total revenue increased 9.3% to $57.9 million from $53.0 million;

•

Operating income decreased 5.6% to $11.0 million from $11.7 million;

•

Net income decreased 57.6% to $1.5 million, or $0.06 net income per diluted share, from net income of $3.4 million, or $0.13 net income per diluted share;

•

EBITDA decreased 17.0% to $12.0 million from $14.5 million;

•

Adjusted EBITDA increased 5.1% to $15.9 million from $15.2 million;

Broadcasting

•

Net broadcasting revenue increased 4.3% to $52.5 from $50.3 million;

•

Station operating income (“SOI”) increased 4.0% to $20.7 million from $19.9 million;

•

Same station net broadcasting revenue increased 1.3% to $50.3 million from $49.7 million;

•

Same station SOI increased 0.4% to $20.1 million from $20.0 million;

•

Same station SOI margin decreased to 40.0% from 40.3%;

Non-broadcast Media

•

Non-broadcast revenue increased 104.1% to $5.4 million from $2.6 million; and

•

Non-broadcast operating income decreased 52.1% to $0.1 million from $0.2 million.

Included in the results for the quarter ended September 30, 2006 are:

•

A $0.2 million loss ($0.1 million loss, net of tax) on the disposal of assets;

•

A $3.6 million loss ($2.2 million loss, net of tax, or $0.09 loss per share) from the early redemption of $94.3 million of 9.0% senior subordinated notes due 2011;

•

A $0.8 million gain ($0.03 gain per diluted share) from discontinued operations, net of tax; and

•

A $0.9 million non-cash compensation charge ($0.6 million, net of tax, or $0.02 per share) related to the expensing of stock options consisting of:

o

$0.7 million non-cash compensation included in corporate expenses; and

o

$0.2 million non-cash compensation included in broadcasting operating expenses.

Included in the results for the quarter ended September 30, 2005 are:

•

A $0.5 million loss ($0.3 million loss, net of tax, or $0.01 loss per share) on disposal of assets; and

•

A $0.1 million loss from discontinued operations, net of tax.

These results reflect the reclassification of the operations of certain stations to discontinued operations for all periods presented. Combined, these stations had net broadcasting revenue of approximately $0.5 million and lost $0.1 million for the quarter ended September 30, 2006. They had net broadcasting revenue of approximately $0.9 million and lost $0.1 million for the quarter ended September 30, 2005.

Other comprehensive loss of $1.5 million, net of tax, for the quarter ended September 30, 2006 is due to the change in fair market value of the company’s interest rate swaps.

Per share numbers are calculated based on 23,990,729 diluted weighted average shares for the quarter ended September 30, 2006, and 25,784,072 diluted weighted average shares for the comparable 2005 period.

Year to Date 2006 Results

For the nine month period ended September 30, 2006 compared to the nine month period ended September 30, 2005:

•

Total revenue increased 7.9% to $168.0 million from $155.8 million;

•

Operating income increased 48.1% to $47.8 million from $32.3 million;

•

Net income increased 68.0% to $15.7 million, or $0.65 net income per diluted share, from net income of $9.4 million, or $0.36 net income per diluted share;

•

EBITDA increased 35.6% to $56.0 million from $41.3 million;

•

Adjusted EBITDA increased 0.5% to $43.2 million from $42.9 million;

Broadcasting

•

Net broadcasting revenue increased 4.5% to $154.7 from $147.9 million;

•

SOI increased 0.3% to $57.7 million from $57.5 million;

•

Same station net broadcasting revenue increased 1.7% to $148.1 million from $145.7 million;

•

Same station SOI was the same at $57.7 million;

•

Same station SOI margin decreased to 39.0% from 39.6%;

Non-broadcast Media

•

Non-broadcast revenue increased 70.7% to $13.3 million from $7.8 million; and

•

Non-broadcast operating income increased 57.7% to $0.8 million from $0.5 million.

Included in the results for the nine month period ended September 30, 2006 are:

•

An $18.9 million gain primarily from the disposal and exchange of assets in the Sacramento, Cleveland and Dallas markets ($11.5 million gain, net of tax, or $0.47 gain per diluted share);

•

A $3.6 million loss ($2.2 million loss, net of tax, or $0.09 loss per share) from the early redemption of $94.3 million of 9.0% senior subordinated notes due 2011;

•

A $1.1 million gain from discontinued operations, net of tax, or $0.05 per diluted share; and

•

A $3.5 million non-cash compensation charge ($2.2 million, net of tax, or $0.09 per share) related to the expensing of stock options consisting of:

o

$2.9 million non-cash compensation included in corporate expenses; and

o

$0.6 million non-cash compensation included in broadcasting operating expenses.

Included in the results for the nine month period ended September 30, 2005 are:

•

Litigation costs of $0.7 million ($0.4 million loss, net of tax, or $0.02 loss per share);

•

A $0.6 million loss ($0.4 million loss, net of tax, or $0.01 loss per share) on disposal of assets; and

•

A $0.4 million loss from discontinued operations, net of tax or $0.02 loss per share.

These results reflect the reclassification of the operations of certain stations to discontinued operations for all periods presented. Combined, these stations had net broadcasting revenue of approximately $1.7 million and lost $0.1 million for the nine month period ended September 30, 2006. They had net broadcasting revenue of approximately $2.6 million and lost $0.4 million for the nine month period ended September 30, 2005.

Other comprehensive income of $0.5 million, net of tax, for the nine month period ended September 30, 2006 is due to the change in fair market value of the company’s interest rate swaps.

Per share numbers are calculated based on 24,347,388 diluted weighted average shares for the nine month period ended September 30, 2006, and 25,915,394 diluted weighted average shares for the comparable 2005 period.

SOI Margin Composition Analysis

The following table, which is for analytical purposes only, has been created by assigning each station in the company’s radio station portfolio to one of four categories based upon the station’s third quarter SOI margin. The company believes this table is helpful in assessing the portfolio’s financial and operational development.

Three Months Ended September 30,

(Net Broadcasting Revenue and SOI in millions)

	2005				2006
				Average				Average
SOI Margin %	Stations	Revenue	SOI	SOI %	Stations	Revenue	SOI	SOI %
50% or greater	17	$18.7	$11.3	60.8%	30	$24.8	$15.3	61.6%
30% to 49%	23	15.2	6.4	42.3%	24	12.0	4.9	40.9%
0% to 29%	36	10.2	2.0	19.2%	26	9.6	1.6	16.9%
Less than 0%	21	2.0	(0.5)	(27.2%)	19	2.0	(0.8)	(40.7%)
Subtotal	97	46.1	19.2	41.7%	99	48.4	21.0	43.3%
Other	-	4.2	0.7	15.5%	-	4.1	(0.3)	(7.0%)
Total	97	$50.3	$19.9	39.5%	99	$52.5	$20.7	39.4%

Balance Sheet

As of September 30, 2006, the company had net debt of $370.2 million and was in compliance with the covenants of its credit facilities and bond indentures. The company’s bank leverage ratio was 6.11 versus a compliance covenant of 6.75 and its bond leverage ratio was 5.49 versus a compliance covenant of 7.0.

Bond Repurchase

On July 6, 2006, Salem Communications Holding Corporation, a wholly-owned subsidiary, completed the redemption of the remainder, $94.3 million, of its outstanding 9% senior subordinated notes due July 2011.

Stock Repurchases and Dividends

During the quarter ended September 30, 2006, the company repurchased 511,250 shares of its Class A common stock for approximately $5.5 million at an average price of $10.82 per share. As of November 6, 2006 Salem had repurchased 2,130,418 shares of Class A common stock for approximately $32.2 million at an average price of $15.12 per share, and had 23,842,520 shares of its Class A and Class B common stock outstanding.

Salem paid a special cash dividend of $0.60 per share on its Class A and Class B common stock on July 28, 2006 to shareholders of record as of July 19, 2006. The dividend payment totaled approximately $14.6 million.

Acquisitions and Divestitures

During the quarter ended September 30, 2006, Salem completed the following divestiture transactions:

•

WBTK (1380 AM) in Richmond, Virginia was sold for $1.5 million on July 17, 2006; and

•

WBGB (106.5 FM) in Jacksonville, Florida was sold for $7.7 million on September 18, 2006.

The following divestiture and exchange transactions were pending as of September 30, 2006:

•

KORL (690 AM) in Honolulu, Hawaii was acquired on October 1, 2006 by exchanging KHCM (1170 AM) in Honolulu, Hawaii plus $1.0 million (Salem retained the call letters KHCM, which are used on 690 AM);

•

WITH (1230 AM) in Baltimore, Maryland to be sold for $3.3 million;

•

WZAZ (1400 AM) in Jacksonville, Florida to be sold for $1.0 million (operated by acquirer under an LMA as of October 1, 2006); and

•

WJGR (1320 AM) and WZNZ (1460 AM) in Jacksonville, Florida to be sold for $1.8 million (operated by acquirer under an LMA as of October 1, 2006).

Fourth Quarter 2006 Outlook

For the fourth quarter of 2006, Salem is projecting:

•

Total revenue to be between $58.5 million and $59.0 million compared to fourth quarter 2005 total revenue of $53.9 million;

•

Adjusted EBITDA to be between $13.5 million and $14.0 million compared to fourth quarter 2005 Adjusted EBITDA of $15.4 million; and

•

Net income per diluted share to be approximately $0.02.

Fourth quarter 2006 outlook includes non-cash compensation expense related to the adoption of SFAS 123(R), based on stock options currently outstanding, of $0.8 million.

Fourth quarter 2006 outlook reflects the following:

•

Same station net broadcasting revenue increasing to $51.7 million to $52.2 million from a base of $50.6 million in fourth quarter 2005, reflecting low single digit growth;

•

Non-broadcast revenue increasing to approximately $5.9 million from a base of $3.0 million in fourth quarter 2005;

•

Same station SOI declining to $17.8 million to $18.3 million from a base of $20.0 million in fourth quarter 2005;

•

Increased marketing costs on News Talk stations in Los Angeles, Chicago, Dallas, Phoenix, Portland and Louisville, and increased programming costs in Chicago, Dallas and Phoenix (incremental marketing and programming expenses of $1.0 million);

•

Continued growth from our core block programming business and our underdeveloped radio stations, particularly our News Talk stations;

•

Ongoing softness in the radio advertising market;

•

Fixed costs associated with recently acquired stations in the Detroit, Honolulu, Miami, Omaha, Sacramento and Tampa markets; and

•

The impact of recent acquisition, exchange and divestiture transactions.

Conference Call Information

Salem will host a teleconference to discuss its results today, on November 6, 2006 at 12:00 p.m. Eastern Time. To access the teleconference, please dial 973-935-8511 ten minutes prior to the start time or listen via the investor relations portion of the company’s website, located at www.salem.cc.  A replay of the teleconference will be available through November 20, 2006 and can be heard by dialing 973-341-3080, pass code 8013409 or on the investor relations portion of the company’s website, located at www.salem.cc.

Salem Communications Corporation (Nasdaq: SALM) is a leading U.S. radio broadcaster, Internet content provider and magazine publisher targeting audiences interested in Christian and family-themed content and conservative values. In addition to its radio properties, Salem owns Salem Radio Network®, which syndicates talk, news and music programming to approximately 2,000 affiliates; Salem Radio Representatives™, a national radio advertising sales force; Salem Web Network™, an Internet provider of Christian content and online streaming; and Salem Publishing™, a publisher of Christian-themed magazines. Upon the close of all announced transactions, the company will own 98 radio stations, including 64 stations in 23 of the top 25 markets. Additional information about Salem may be accessed at the company’s website, www.salem.cc.

Media Contact:

Investor / Analyst Contact:

Denise Davis

Eric Jones

Director of Communications

Investor Relations

Salem Communications

Salem Communications

(805) 987-0400 ext. 1081

(805) 987-0400 ext. 1048

denised@salem.cc

ericj@salem.cc

Forward Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcasting revenues minus broadcasting operating expenses. Non-broadcast operating income is defined as non-broadcast revenue minus non-broadcast operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before loss on early redemption of long-term debt, discontinued operations (net of tax), litigation costs, gain or loss on the disposal of assets and non-cash compensation expense.  In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are generally recognized by the broadcasting industry as important measures of performance and are used by investors as well as analysts who report on the industry to provide meaningful comparisons between broadcasting. Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. In addition, Salem’s definitions of station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2006	2005	2006
	(unaudited)
Net broadcasting revenue	$ 50,329	$ 52,509	$ 147,937	$ 154,664
Non-broadcast revenue	2,647	5,402	7,815	13,338
Total revenue	52,976	57,911	155,752	168,002
Operating expenses:
Broadcasting operating expenses	30,439	31,821	90,457	97,013
Non-broadcast operating expenses	2,457	5,311	7,328	12,570
Litigation costs	-	-	650	-
Corporate expenses	4,688	5,637	14,671	18,333
Depreciation and amortization	3,177	3,957	9,783	11,118
(Gain) loss on disposal of assets	544	167	559	(18,872)
Total operating expenses	41,305	46,893	123,448	120,162
Operating income	11,671	11,018	32,304	47,840
Other income (expense):
Interest income	92	68	137	114
Interest expense	(5,856)	(6,490)	(16,561)	(19,857)
Loss on early redemption of long-term debt	(24)	(3,625)	(24)	(3,625)
Other expense, net	(224)	(120)	(363)	(466)
Income before income taxes and discontinued operations	5,659	851	15,493	24,006
Provision for income taxes	2,133	200	5,712	9,378
Income before discontinued operations	3,526	651	9,781	14,628
Discontinued operations, net of tax	(103)	802	(413)	1,106
Net income	$ 3,423	$ 1,453	$ 9,368	$ 15,734
Other comprehensive income (loss), net of tax	1,208	(1,468)	(118)	462
Comprehensive income (loss)	$ 4,631	$ (15)	$ 9,250	$ 16,196

Basic income per share before discontinued operations	$ 0.14	$ 0.03	$ 0.38	$ 0.60
Discontinued operations, net of tax	$ -	$ 0.03	$ (0.02)	$ 0.05
Basic income per share after discontinued operations	$ 0.13	$ 0.06	$ 0.36	$ 0.65

Diluted income per share before discontinued operations	$ 0.14	$ 0.03	$ 0.38	$ 0.60
Discontinued operations, net of tax	$ -	$ 0.03	$ (0.02)	$ 0.05
Diluted income per share after discontinued operations	$ 0.13	$ 0.06	$ 0.36	$ 0.65

Basic weighted average shares outstanding	25,714,684	23,983,085	25,855,197	24,338,649
Diluted weighted average shares outstanding	25,784,072	23,990,729	25,915,394	24,347,388

Other Data:
Station operating income	$ 19,890	$ 20,688	$ 57,480	$ 57,651
Station operating margin	39.5%	39.4%	38.9%	37.3%

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	September 30,
	2005	2006
		(unaudited)
Assets
Cash	$ 3,979	$ 490
Accounts receivable, net	30,953	31,481
Deferred income taxes	4,614	3,852
Other current assets	4,047	4,875
Assets of discontinued operations	12,456	3,346
Property, plant and equipment, net	116,245	127,471
Intangible assets, net	463,139	508,434
Bond issue costs	2,742	630
Bank loan fees	3,709	3,250
Fair value of interest rate swaps	743	1,298
Other assets	3,303	4,673
Total assets	$ 645,930	$ 689,800

Liabilities and Stockholders' Equity
Current liabilities	$ 20,658	$ 27,539
Long-term debt and capital lease obligations	326,685	369,323
Deferred income taxes	40,810	51,195
Other liabilities	8,659	8,224
Stockholders' equity	249,118	233,519
Total liabilities and stockholders' equity	$ 645,930	$ 689,800

Salem Communications Corporation
Supplemental Information
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2006	2005	2006
(unaudited)
Capital expenditures
Acquisition related / income producing	$ 2,063	$ 4,002	$ 5,744	$ 11,796
Maintenance	1,653	869	5,573	4,333

Total capital expenditures	$ 3,716	$ 4,871	$ 11,317	$ 16,129

Tax information
Cash tax expense	$ 15	$ 123	$ 164	$ 199
Deferred tax expense	2,118	77	5,548	9,179
894
Provision for income taxes	$ 2,133	$ 200	$ 5,712	$ 9,378

Tax benefit of non-book amortization	$ 2,925	$ 3,358	$ 9,060	$ 10,620

Reconciliation of Same Station Net Broadcasting Revenue to
Total Net Broadcasting Revenue
Net broadcasting revenue - same station	$ 49,672	$ 50,332	$ 145,673	$ 148,078
Net broadcasting revenue - acquisitions / dispositions / format changes	657	2,177	2,264	6,586

Total net broadcasting revenue	$ 50,329	$ 52,509	$ 147,937	$ 154,664

Reconciliation of Same Station Broadcasting Operating Expenses to
Total Broadcasting Operating Expenses
Broadcasting operating expenses - same station	$ 29,637	$ 30,211	$ 87,988	$ 90,337
Broadcasting operating expenses - acquisitions / dispositions / format changes	802	1,610	2,469	6,676

Total broadcasting operating expenses	$ 30,439	$ 31,821	$ 90,457	$ 97,013

Reconciliation of Same Station Station Operating Income to
Total Station Operating Income
Station operating income - same station	$ 20,035	$ 20,121	$ 57,685	$ 57,741
Station operating income - acquisitions / dispositions / format changes	(145)	567	(205)	(90)

Total station operating income	$ 19,890	$ 20,688	$ 57,480	$ 57,651

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2006	2005	2006
	(unaudited)
Reconciliation of Station Operating Income and Non-Broadcast
Operating Income to Operating Income
Station operating income	$ 19,890	$ 20,688	$ 57,480	$ 57,651
Non-broadcast operating income	190	91	487	768
Less:
Corporate expenses	(4,688)	(5,637)	(14,671)	(18,333)
Litigation costs	-	-	(650)	-
Depreciation and amortization	(3,177)	(3,957)	(9,783)	(11,118)
Gain (loss) on disposal of assets	(544)	(167)	(559)	18,872

Operating income	$ 11,671	$ 11,018	$ 32,304	$ 47,840

Reconciliation of Adjusted EBITDA to EBITDA to Net Income
Adjusted EBITDA	$ 15,168	$ 15,948	$ 42,933	$ 43,166
Less:
Stock-based compensation	-	(926)	-	(3,546)
Discontinued operations, net of tax	(103)	802	(413)	1,106
Gain (loss) on disposal of assets	(544)	(167)	(559)	18,872
Litigation costs	-	-	(650)	-
Loss on early redemption of long-term debt	(24)	(3,625)	(24)	(3,625)

EBITDA	14,497	12,032	41,287	55,973
Plus:
Interest income	92	68	137	114
Less:
Depreciation and amortization	(3,177)	(3,957)	(9,783)	(11,118)
Interest expense	(5,856)	(6,490)	(16,561)	(19,857)
Provision for income taxes	(2,133)	(200)	(5,712)	(9,378)

Net income	$ 3,423	$ 1,453	$ 9,368	$ 15,734

		Applicable
	Outstanding	Interest
	at 9/30/2006	Rate
Selected Debt and Swap Data
7 3/4% senior subordinated notes	$ 100,000	7.75%
Senior bank term loan B debt	73,500	7.25%
Senior bank term loan C debt (swap matures 7/1/2012) (1)	30,000	6.74%
Senior bank term loan C debt (swap matures 7/1/2012) (1)	30,000	6.45%
Senior bank term loan C debt (swap matures 7/1/2012) (1)	30,000	6.28%
Senior bank term C debt (at variable rates) (2)	75,000	7.25%
Senior bank revolving debt (at variable rates) (2)	29,100	7.25%
Swingline credit facility	599	8.00%

(1) Under its swap agreements, the Company pays a fixed rate plus a spread based on the Company's leverage, as defined in its credit agreement. As of September 30, 2006, that spread was 1.75% and is incorporated into the applicable interest rates set forth above.

(2) Subject to rolling LIBOR plus a spread currently at 1.75% and incorporated into the rate set forth above.

Salem Communications Corporation
Supplemental Information
(in millions)
	Projected
	Three Months Ending		Three Months
	December 31, 2006		Ended
	Low	High	December 31, 2005
	(unaudited)
Reconciliation of Station Operating Income to Operating Income
Station operating income	$ 18.2	$ 18.7
Plus:
Non-broadcast revenue	5.9	5.9
Less:
Non-broadcast operating expenses	(5.4)	(5.4)
Corporate expenses	(5.4)	(5.4)
Stock-based compensation (corporate expense portion)	(0.6)	(0.6)
Depreciation and amortization	(3.9)	(3.9)

Operating income	$ 8.8	$ 9.3

Reconciliation of Same Station Net Broadcasting Revenue to
Total Net Broadcasting Revenue
Net broadcasting revenue - same station	$ 51.7	$ 52.2	$ 50.6
Net broadcasting revenue - acquisitions / dispositions / format changes	0.9	0.9	0.3

Total net broadcasting revenue	$ 52.6	$ 53.1	$ 50.9

Reconciliation of Same Station Station Operating Income to
Total Station Operating Income
Station operating income - same station	$ 17.8	$ 18.3	$ 20.0
Station operating income - acquisitions / dispositions / format changes	0.4	0.4	(0.1)

Total station operating income	$ 18.2	$ 18.7	$ 19.9